Exhibit  3.1.2          Amendment  to  Articles  of  Incorporation


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                               R&R RESOURCES, INC.

We, the undersigned, Eduardo Sagarnaga, President of R&R Resources, Inc. and Hector A. Patron Costas, Secretary of R&R Resources, Inc. do hereby certify:

That pursuant to Nevada Revised Statutes '78.385 and'78.390, the undersigned corporation adopted the following Articles of Amendment to its Articles of Incorporation.

     Article I of the Articles of Incorporation is amended in its entirety to read:

     1.   The name of the corporation shall be Centenary International Corp.

The Board of Directors recommended and consented to this change and amendment on November 16, 1998.

The shareholders of the corporation adopted a resolution to change and amend the Articles of Incorporation at a duly convened meeting of shareholders held on December 21, 1998 by a shareholder vote of:

     16,131,083  votes  for

     100  votes  against

     -0-  votes  abstaining

which shareholder vote approved the amendment by at least a majority of each class of stock outstanding and entitled to vote thereon.


                                   R&R  Resources,  Inc.
                                   by  /s/  Eduardo  Sagarnaga
                                       -----------------------
                                       Eduardo  Sagarnaga
                                       President

                                   by  /s/  Hector  A.  Patron  Costas
                                       -------------------------------
                                        Hector  A.  Patron  Costas
                                        Secretary  and  Chief  Financial Officer

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STATE  OF  TEXAS

COUNTY  OF  HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared Eduardo Sagarnaga, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN  UNDER  MY  HAND  AND SEAL of office this 21st day of December, 1998.

[Notary  Seal)                         /s/  Vivian  Tipps
                                            NOTARY  PUBLIC  IN  AND  FOR  THE
                                            STATE  OF  TEXAS




STATE  OF  TEXAS

COUNTY  OF  HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared Hector A. Patron Costas, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN  UNDER  MY  HAND  AND SEAL of office this 21st day of December, 1998.

[Notary  Seal)                         /s/  Vivian  Tipps
                                            NOTARY  PUBLIC  IN  AND  FOR  THE
                                            STATE  OF  TEXAS



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